Hahn Automotive Warehouse, Inc.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  To Be Held on March 15, 2001


To Our Shareholders:

      The Annual Meeting of Shareholders of Hahn Automotive Warehouse, Inc. ("Company"), a New York corporation, will be held at the Company's executive offices located at 415 West Main Street, Rochester, New York 14608 on Thursday, March 15, 2001, at 10:00 a.m. (Local Time), for the following purposes:

     (1) To elect three directors of the Company, each for a term of two years;

         (2) To consider a proposal to amend the Company's Restated Certificate of Incorporation to effect a one
         (1) for three (3) split ("Reverse Stock Split") of the issued and outstanding shares of common stock of the Company, par value $.01 per share ("Common Stock"), subject to cancellation by the Board of Directors, at its discretion, at any time during or after the annual meeting and prior to its effectiveness without further action by the shareholders;

          (3) To consider a proposal to approve a specific stock option grant to each of the Company's five non-employee directors to purchase up to 5,000 shares of Common
          Stock; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

<PAGE 1>

     The Board of Directors of the Company has fixed the close of business on January 29, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof. A Proxy Statement and proxy are enclosed. It is important that all shares be represented at the Annual Meeting.

      The Board of Directors extends a cordial invitation to all shareholders to attend the Annual Meeting. If you are unable to attend the meeting in person, you should sign, date and return the enclosed proxy in the return envelope that has been provided. You may revoke your proxy and vote in person if you decide to attend the Annual Meeting.

                              By Order of the Board of Directors,

                              Daniel J. Chessin
                              Executive Vice President
                              and Secretary

                       PROXY STATEMENT FOR
                 ANNUAL MEETING OF SHAREHOLDERS
                         MARCH 15, 2001

       This Proxy Statement and the accompanying proxy are furnished to the shareholders of Hahn Automotive Warehouse, Inc. ("Company"), a New York corporation, in connection with the solicitation by and on behalf of the Board of Directors of the Company, to be used at the Annual Meeting of Shareholders of the Company ("Annual Meeting"), which will be held on Thursday, March 15, 2001, at 10:00 a.m. (Local Time) at the Company's executive offices, 415 West Main Street, Rochester, New York 14608, to act upon (1) the election of three directors (2) the proposal to approve a Reverse Stock Split, (3) the proposal to approve stock option grants to the non-employee directors and (4) such other business as may properly come before the Annual Meeting. This Proxy Statement and the proxy are being first mailed to shareholders on or about ____________,2001.

      If the enclosed proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted in accordance with the directions contained therein. If the proxy is signed and returned without choices having been specified, the shares represented thereby will be voted FOR the election of the three director nominees, in favor of the Reverse Stock Split proposal and the non-employee directors' option proposal. The proxy may be revoked by the person giving it at any time prior to its use by filing with the Company's Secretary a written revocation, a duly signed later dated proxy or by requesting return of the proxy at the Annual Meeting and voting in person.

<PAGE 2>

      The Board of Directors has fixed the close of business on January 29, 2001 as the record date for determining the holders of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof. At the close of business on January 29, 2001, the Company had outstanding 4,745,014 shares of Common Stock, each of which is entitled to one vote. The Common Stock is the Company's only class of voting securities outstanding. A majority of the outstanding shares of Common Stock (2,372,508 shares) present in person or by proxy will constitute a quorum, which is required to transact business at the Annual Meeting.

      Three directors are to be elected at the Annual Meeting. Directors are elected by a plurality of the shares present at the meeting, in person or by proxy, at which a quorum of shares is represented. This means that those nominees receiving the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.

      The Reverse Stock Split proposal requires the affirmative vote of a majority of all of the outstanding shares of Common Stock. The non-employee directors' stock option grant proposal requires the affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy and entitled to vote at the meeting.

     Boxes and a procedure of circling the name of a nominee have been provided on the enclosed Proxy card to withhold authority to vote for one or more of the director nominees. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such persons. Abstentions and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted"
("broker non-votes") are counted as present for purposes of determining the presence or absence of a quorum unless authority to vote is completely withheld on the proxy. These votes have no impact on the election of directors (except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes) or the proposal to approve the non-employee directors options grants, but will have the same effect as a vote against the Reverse Stock Split proposal.

                      ELECTION OF DIRECTORS
                          (Proposal 1)

      Pursuant to the Company's By-Laws, the Board of Directors has fixed the size of the Board of Directors at seven directors. The Board of Directors consists of two classes. All members of one class are elected at each annual shareholders meeting to hold office for a full term of two years.

<PAGE 3>

      The terms of office of directors Daniel J. Chessin, Stephen
B. Ashley and E. Philip Saunders all expire at the Annual Meeting. The Board of Directors has nominated Messrs. Chessin, Ashley and Saunders for election to the Board at the Annual Meeting. If elected, each such nominee will hold office until the annual shareholders meeting to be held in 2003.

      The Board of Directors recommends the election of all three nominees and it is intended that the named proxies (unless otherwise directed) will vote the enclosed proxy FOR the election of these nominees. Although the Board of Directors believes that all of the nominees will be available to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company if any nominee becomes unavailable for any reason. The proxies, however, cannot vote for more than three nominees.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR ELECTION

      The name, principal occupation, business experience and age of each director and his term of office and period of previous service as a director of the Company are set forth below.

Term Expires in 2003

     Daniel J. Chessin has been Executive Vice President of the Company since March, 1995, and Secretary and a Director of the
Company since May, 1992. Prior to that time, he held various offices with the Company since beginning employment with the Company in March, 1988. From November, 1993, Mr. Chessin served as Vice President and as Executive Vice President of the Company's wholly owned subsidiary Autoworks, Inc. which filed for protection under Chapter 11 of the Bankruptcy Code ("Bankruptcy
Proceedings")  in  July,  1997  and  which  had   its   Plan   of
Reorganization  approved  by the Bankruptcy  Court  in  November,
1999.   Since  May, 1999, Mr. Chessin has been Secretary  of  the
Company's    internet    e-commerce    auto    parts    business,
iAutoparts.com (R). Prior to joining the Company, Mr. Chessin was engaged in the private practice of law. Mr. Chessin is a member of the Board of Governors of the Car Care Council (a national association for automobile maintenance awareness). Mr. Chessin is 39 years of age.

<PAGE 4>

      Stephen B. Ashley has been a Director of the Company since May, 1992. Mr. Ashley is Chairman and Chief Executive Officer of the Ashley Group (which includes related companies focused on management, brokerage, financing and investment in commercial and multi-family real-estate). Mr. Ashley served as Chairman and Chief Executive Officer of both Sibley Mortgage Corporation and Sibley Real Estate Services, Inc. from January, 1991 to March, 1996, at which time he resigned as Chief Executive Officer of Sibley Mortgage Corporation. Prior to 1991 he served as President and Chief Executive Officer of both corporations (or their predecessors-in-interest) since 1975. He is also a director of The Genesee Corporation (which engages in dry food processing), the Federal National Mortgage Association, Inc. (Fannie Mae), and the Exeter Fund, Inc. and Manning and Napier Insurance Fund, Inc. (both of which are advisory firms to a family of mutual funds). In December, 2000 Mr. Ashley became a director of the High Falls Brewing Company and President of the Genesee Corporation, which sold the High Falls Brewing Company to a group of private investors. Mr. Ashley is 60 years of age.

     E. Philip Saunders has been a director of the Company since May, 1992. Mr. Saunders is the former Chairman and Chief Executive Officer of Sugar Creek Corp. and its subsidiaries, W.W. Griffith Oil Co. (a petroleum distributor) and Sugar Creek Stores, Inc. (a convenience chain store operation) since 1977 and 1982, respectively. He has also been Chairman and Chief Executive Officer of Travel Ports of America, Inc. (a truck stop chain operation) since November, 1987. Mr. Saunders has been Vice Chairman of the Genesee Regional Bank (formerly the Lyndon Guaranty Bank) since April, 1997. He has also been a member of the Board of Directors, since October, 1998, of American Rock Salt, LLC and in November, 2000, he was named Chief Executive Officer of that entity. Mr. Saunders previously served as a director of Truckstops of America, Inc. (a regional chain of truck stops) and of Ryder Systems, Inc. (which engages mainly in the rental of vehicles) after that corporation acquired Truckstops of America, Inc., and as a director of Richardson Food Corporation (a distributor of dessert toppings and condiments). Mr. Saunders is 63 years of age.

Term Expires in 2002

<PAGE 5>

     Eli N. Futerman has been President of the Company since May,
1992.   In January, 1999 he assumed the additional responsibility
of Chief Executive Officer. Prior to that time, he held various offices with the Company, including Vice President and Secretary,
since beginning employment with the Company in June, 1980.   From
November, 1993, Mr. Futerman served as President and as the Chief Executive Officer respectively of the Company's wholly owned subsidiary Autoworks, Inc. which filed for protection under Chapter 11 of the Bankruptcy Code ("Bankruptcy Proceedings") in July, 1997 and which had its Plan of Reorganization approved by the Bankruptcy Court in November, 1999. Since its inception in May, 1999, Mr. Futerman has been the President of the Company's
internet  e-commerce  auto parts business, iAutoparts.com (R).   Mr.
Futerman  has  been  a director of the Company  since  September,
1979.   Mr.  Futerman is a member of the Board of  Directors  and
Treasurer of Aftermarket Auto Parts Alliance, Inc. formerly Auto Value Associates, Inc., the programmed distribution group of which the Company is a member. Mr. Futerman is 42 years of age.

      William A. Buckingham has been a Director of the Company since November, 1997 and is currently a consultant in the private sector. From 1990 to 1997 he held several positions in the banking industry which included Executive Vice President of First Empire State Corporation and M&T Bank where he was responsible for that Company's Retail Banking Division. From 1973 to 1990, Mr. Buckingham held several positions with the Manufacturers Hanover Trust Company where he was Executive Vice President with responsibility for branch operations and consumer and small business lending, and President and Chief Executive Officer of Manufacturers Hanover, N.A. Mr. Buckingham currently serves as Chairman of the Board of Trustees at the Rochester Institute of Technology and as a Director of its for-profit RIT Research Corporation subsidiary. Mr. Buckingham also serves as Vice Chairman of the Directors Advisory Council of M&T Bank and as a Director and member of the Management Continuity Committee of The Genesee Corporation (which engages in dry food processing). Mr. Buckingham is 58 years of age.

      Nathan Lewinger is a private investor whose investments include real estate and high tech companies. From 1976 until 1988 Mr. Lewinger served as President of Pennant Products Inc. (a manufacturer of bakery ingredients) until Pennant Products was sold in 1988 to Unilever Corporation. From 1988 to 1990 Mr.
Lewinger served as President of the Bakery Division of Van Den Burgh Foods (a division of Unilever) and from 1990 to 1993 he was a consultant to Unilever Corporation. He currently serves on the Board of EKMS, an intellectual property consulting firm in Cambridge, Massachusetts. Mr. Lewinger is 56 years of age.

     Gordon E. Forth has served as a director of the Company from May, 1992, to June, 1997. Mr. Forth rejoined the Company's Board of Directors in March, 2000. Mr. Forth is a partner of Woods Oviatt Gilman LLP, a Rochester, New York based law firm, where he has practiced law since 1987. Mr. Forth also serves as corporate secretary for Zapata Corporation, a holding company and Zap.Com Corporation, an internet advertising and e-commerce networking company. Woods Oviatt provides legal services to the Company. Mr. Forth is 39 years of age.

     Family Relationships

      Eli N. Futerman is the brother-in-law of Daniel J. Chessin.
There are no other family relationships between any of the other directors or executive officers of the Company.

<PAGE 6>

DIRECTORS MEETINGS AND BOARD COMMITTEES

     The Board of Directors of the Company met 5 times during the Fiscal Year Ended September 30, 2000. All directors except E. Philip Saunders attended 75% or more of the aggregate of all meetings of the Board of Directors and Board committees on which they served during Fiscal 2000.

     The standing committees of the Board of Directors consist of the Executive, Compensation, Audit and Retirement Committees.
The Board of Directors does not have a nominating committee.

      The Executive Committee consists of Messrs. Eli N. Futerman Daniel J. Chessin, William A. Buckingham and Nathan Lewinger. The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company except as limited by law. The Executive Committee did not hold any formal meetings during Fiscal 2000.

      The Compensation Committee is comprised of Messrs. Eli N. Futerman, William A. Buckingham and E. Philip Saunders. The function of the Compensation Committee is to make recommendations to the Board with respect to the salaries and other compensation for the executive officers and certain key employees of the Company and its subsidiaries. The Compensation Committee held a meeting on November 15, 2000, pertaining to compensation for Fiscal 2000 performance.

      The  Audit  Committee members include  Messrs.  Stephen  B.
Ashley, William A. Buckingham, Gordon E. Forth and Nathan Lewinger. The Committee members are "independent directors," as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Manual. The Audit Committee reviews reports of the Company's financial condition, financial controls and accounting procedures. The Committee also approves and oversees services performed by, and serves as an interface between, the Company and its independent auditors. This Committee met three times during the last fiscal year. A copy of the Audit Committee's written charter is attached hereto as Appendix A.

      Since the Board of Directors assumed responsibilities for the administration of the 1992 Stock Option Plan, a standing committee does not exist for this function.

     The Retirement Committee consists of Eli N. Futerman, Gordon
E. Forth and Nathan Lewinger. The Retirement Committee is authorized to make decisions relating to the Company's retirement plans. The Retirement Committee did not meet in Fiscal 2000.

<PAGE 7>

      The Company's non-employee directors are paid $1,000 for each Board meeting and $500 for each committee meeting attended and reimbursed for ordinary and necessary expenses incurred in connection with such meetings. On March 15, 2000 the Board of Directors approved a grant to each of the non-employee directors of an option to purchase up to 5,000 shares of Common Stock. The grant was subject to shareholder approval. See "Approval of Option Grants to Outside Directors (Proposal 3)".

INFORMATION ABOUT EXECUTIVE OFFICERS

     The following table sets forth certain information about the Company's executive officers:

Name                Age           Position

Eli N. Futerman     42    Chief Executive Officer and President
Daniel J. Chessin   39   Executive Vice President and Secretary
Daniel R. McDonald  50   Vice President - General Counsel
Albert J. Van Erp   63   Vice President - Controller
Timothy Vergo       51   Vice President - Wholesale Operations

      Peter  J.  Adamski,  Vice President  -  Finance  and  Chief
Financial Officer since August, 1998, resigned from the Company in July, 2000.

      David M. Appelbaum, Vice President - Direct Distribution, resigned from the Company in May, 2000.

      Albert J. Van Erp has been Vice President - Controller of the Company since August, 1998. From May, 1992 until August, 1998 he served as Vice President - Finance. From December, 1985 to May, 1992, he served as Controller of the Company. Mr. Van Erp has over 35 years experience in corporate internal accounting. Mr. Van Erp is 63 years of age.

     Timothy Vergo has been Vice President - Wholesale Operations of the Company since May, 1992. From August, 1981 to May, 1992, he served as Director of Operations of the Company. Mr. Vergo is 51 years of age.

      Daniel R. McDonald joined the Company as Vice President - General Counsel in July, 1997. Prior to joining the Company, Mr. McDonald was Associate General Counsel of First Federal Savings and Loan Association of Rochester, which was headquartered in Rochester, New York. Before joining First Federal in April, 1993, Mr. McDonald was engaged in private law practice. Mr. McDonald has also served as Vice President and Deputy General Counsel of Goldome FSB and was previously a partner in the Buffalo law firm of Jaeckle, Fleischmann & Mugel. Mr. McDonald is 50 years of age.

      See Election of Directors above for information concerning the Company's other executive officers.

<PAGE 8>

COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") and NASDAQ reports of transactions in its Common Stock. Directors, Officers and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms actually furnished to the Company and written representations of the Company's directors and executive officers that no further forms were required to be filed, the Company believes that during Fiscal 2000, Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with by all such persons.

EXECUTIVE COMPENSATION

       The summary compensation table below sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were serving as executive officers at the end of Fiscal 2000 and whose total annual salary and bonuses exceeded $100,000, including one executive officer who was not serving as an executive officer at the end of Fiscal 2000 (collectively the "Named Executive Officers").



Summary Compensation Table
                                    Annual Compensation

Name and Principal Position   Fiscal    Salary ($)(1)  Bonus ($)
                               Year
Eli N. Futerman                2000           318,663    ____
President and                  1999           318,663    ____
Chief Executive Officer        1998           315,189    ____

Daniel J. Chessin              2000           176,642    ____
Executive Vice President       1999           176,642    ____
                               1998           171,490    ____

Peter J. Adamski(5)            2000           143,884   10,000
Vice President-Finance and     1999           147,109    ____
Chief Financial Officer        1998            10,338    ____

Timothy Vergo                  2000           142,189    ____
Vice President -               1999           142,189    ____
Wholesale Operations           1998           139,131    ____

Albert J. Van Erp              2000           116,755    ____
Vice President - Controller    1999           116,755    ____
                               1998           114,367    ____



<PAGE 9>




 Summary Compensation Table
                                    Long-Term Compensation

                                   Securities
                                   Underlying       All Other
                                  Options/SARs    Compensations
 Name and Principal Position           (#)          ($)(2)(3)
Eli N. Futerman                       ____              32,699  (4)
President and                         ____              32,799  (4)
Chief Executive Officer               ____              32,745  (4)

Daniel J. Chessin                     ____               2,990
Executive Vice President              ____               2,990
                                      ____               3,006

Peter J. Adamski(5)                   ____                ____
Vice President-Finance and            ____                ____
Chief Financial Officer               ____                ____

Timothy Vergo                         ____               2,343
Vice President -                      ____               2,353
Wholesale Operations                 10,000              2,336

Albert J. Van Erp                     ____               2,836
Vice President - Controller           ____               2,836
                                      ____               2,761

<PAGE 10>

(1)  Includes  portion  of salary deferred  under  the  Company's
401(k) Profit Sharing and Savings Plan.

(2)  Includes  the  aggregate value  of  the  Company's  matching contribution  during Fiscal 2000 to the Company's  401(k)  Profit
Sharing  and  Savings  Plan.  During the 2000  Fiscal  Year,  the
Company  made matching contributions in the following amounts  to
the  accounts  of  the  following  executive  officers:  Eli   N.
Futerman,  $1,400;  Daniel  J. Chessin,  $1,511;  Timothy  Vergo,
$1,260; Albert J. Van Erp, $1,575.

(3) Includes premiums paid by the Company during Fiscal 2000 on insurance policies on the lives of the executive officers named in the table. The Company is the owner and beneficiary of such insurance policies that were purchased in connection with the non-qualified selective incentive plan provided by the Company which provides for certain retirement or death benefits to the officers or their designated beneficiaries. During Fiscal 2000, the Company made premium payments in the following amounts for such insurance policies on the lives of the following executive officers: Eli N. Futerman, $2,206; Daniel J. Chessin, $1,520;
Timothy Vergo, $1,083, and Albert J. Van Erp, $1,261.

(4)  Includes  $29,093  of premiums paid by  the  Company  during
Fiscal 2000 on four insurance policies owned by, and on the  life
of,   Mr.   Futerman,  which  have  a  total  death  benefit   of
approximately  $2,525,000 and under which Mr.  Futerman  has  the discretion to designate the beneficiary or beneficiaries.

(5) Peter J. Adamski, Vice President-Finance and Chief Financial
Officer since August, 1998, resigned from the Company in July, 2000.


OPTIONS GRANTS IN FISCAL 2000

     The Company did not make any stock option grants during Fiscal 2000 to the Company's President and Chief Executive
Officer or the Company's other Named Executive Officers during such fiscal year.

OPTION EXERCISES IN FISCAL 2000

     The following table sets forth stock options exercised by the Company's President and Chief Executive Officer and the other
Named Executive Officers during Fiscal 2000 and the number and value of all unexercised options at September 30, 2000.

<PAGE 11>


  Aggregated Option/SAR Exercises in the Last Fiscal Year and
               Fiscal Year-End Option/SAR Values



                              Shares Acquired        Value
Name                          on Exercise (#)    Realized ($)
Eli N. Futerman
President and Chief
Executive Officer                   ____             ____

Daniel J. Chessin
Executive Vice President            ____             ____

Peter J. Adamski(2)
Vice President-Finance and
Chief Financial Officer             ____             ____

Timothy Vergo
Vice President
Wholesale Operations                ____             ____

Albert J. Van Erp
Vice President - Controller         ____             ____




<PAGE 12>

  Aggregated Option/SAR Exercises in the Last Fiscal Year and
               Fiscal Year-End Option/SAR Values

                            Number
                              of
                           Securit
                             ies
                           Underly
                             ing
                           Unexerc
                             ised
                           Options
                            /SARs
                              at
                             Fiscal Year End
                                   2000
Name                           Exercisable      Unexercisable
Eli N. Futerman
President and Chief
Executive Officer                     46,683        ____

Daniel J. Chessin
Executive Vice President              61,152        ____

Peter J. Adamski(2)
Vice President-Finance and
Chief Financial Officer                 ____        ____

Timothy Vergo
Vice President
Wholesale Operations                  51,117        ____

Albert J. Van Erp
Vice President -                      43,517        ____
Controller


<PAGE 13>


  Aggregated Option/SAR Exercises in the Last Fiscal Year and
               Fiscal Year-End Option/SAR Values

                                   Value of
                                 Unexercised
                                 In-The-Money
                                 Options/SARs
                               Fiscal Year End
                                     2000
Name                             Exercisable    Unexercisable(1)
Eli N. Futerman
President and Chief
Executive Officer                    ____             ____

Daniel J. Chessin
Executive Vice President             ____             ____

Peter J. Adamski(2)
Vice President-Finance and
Chief Financial Officer              ____             ____

Timothy Vergo
Vice President
Wholesale Operations                 ____             ____

Albert J. Van Erp
Vice President - Controller          ____             ____

(1) An "in-the-money" stock option is an option for which the market price on September 30, 2000 of the Company's Common Stock underlying the option exceeds the options exercise price. As of September 30, 2000, the market price of the Company's Common
Stock was $0.813. The exercise price of the options disclosed in the above table exceeded the market price of the Company's Common
Stock on that date.

(2) Peter J. Adamski, Vice President-Finance and Chief Financial
Officer since August, 1998, resigned from the Company in July, 2000.


COMPENSATION OF DIRECTORS

     The Company's non-employee directors are paid $1,000 for each Board meeting and $500 for each committee meeting attended and reimbursed for ordinary and necessary expenses incurred in connection with such meetings. On March 15, 2000 the Board of Directors approved a grant to each of the non-employee directors of an option to purchase up to 5,000 shares of Common Stock. The grant is subject to shareholder approval. See "Approval of Option Grants to Outside Directors (Proposal 3)".

REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

      The Company's goals for the compensation of its executive management are to compensate fairly for a job well done and to retain key employees while providing them with proper motivation to maximize shareholder value. The Company's executive compensation program consists of three principal elements: (1) base salary, (2) annual bonuses, which reward for overall Company performance and individual performance, and (3) options awarded under the Company's 1992 Stock Option Plan, which also reward and provide long-term incentives that are intended to align the interests of option recipients with those of shareholders.

      The Compensation Committee annually recommends to the Board of Directors the salary and bonuses to be paid to the Company's Chief Executive Officer and other members of executive management. In Fiscal 1998, the Committee adopted a performance based plan and has used it as the basis for making annual bonus recommendations to the Board. Under the plan, executives are awarded bonuses if certain financial criteria are met. These financial criteria require the Company to achieve certain levels of quarterly and annual free cash flow and working capital account balances and ratios. The financial criteria are not weighted. Individual goals are related to the functions managed by the executive and the key financial indicators in their respective operations. The Board members vote on the Committee's recommendations (except with respect to salary and bonuses proposed for them individually to the extent they are officers of the Company) in light of their own experiences and familiarities with compensation practices. Certain of the financial criteria were achieved in Fiscal 2000 and bonuses have been recommended for that fiscal year at a meeting that was held on November 15, 2000. For Fiscal 2000, all recommendations contained in the Compensation Committee Report were approved by the Board on November 29, 2000.

<PAGE 14>

      The Board of Directors is responsible for, and has the discretion to, award stock options under and otherwise administer the Company's 1992 Plan. During Fiscal 2000, the Board of Directors did not award options under the 1992 Plan to executive management members. The Board of Directors bases the amount of such awards on the subjective determination of the members as to the past contribution and potential contribution of the option recipients as well as the Company's overall success, without particular emphasis on either such component.

     Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain executive officers to $1 million, unless specified requirements are met. The Committee does not believe that this provision will have an affect on the Company at this time given the current compensation practices. Thus, the Committee expects that most, if not all, compensation paid to officers will qualify as a tax deductible expense. However, it is possible that at some point in the future circumstances may cause the Committee to authorize compensation that is not deductible under Section 162 (m).

     Respectfully submitted,

January 29, 2001    Eli N. Futerman*         Daniel J. Chessin
               Stephen B. Ashley        William A. Buckingham*
               E. Philip Saunders*      Nathan Lewinger
               Gordon E. Forth

* Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 2000, the Compensation Committee was comprised of Messrs. Eli N. Futerman, William A. Buckingham and E. Philip Saunders. Eli N. Futerman is the Company's President and Chief Executive Officer. Mr. Robert I. Israel, a former director who did not stand for re-election, served on the Board of Directors and was a compensation committee member from October 1, 1999 through March 15, 2000. He is a Managing Director of an
Investment Banking firm which has, in the past, provided investment banking services to the Company.

<PAGE 15>

                     AUDIT COMMITTEE REPORT

      The Company's management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary purpose of the Audit Committee of the Company's Board of Directors is to monitor: (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; and
(3) the independence and performance of the Company's internal auditing function and external auditors.

     The  Audit  Committee  met three times during  Fiscal  2000.
Representatives   from   the  Company's   independent   auditors,
PricewaterhouseCoopers, LLC ("PwC"), were present at each of the Committee's three meetings.

     On August 10, 2000, the Audit Committee received from PwC the written disclosures and the letter regarding PwC's independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee and PwC have also discussed PwC's independence relative to the Company.

      The Audit Committee has discussed with PwC the Company's financial management and financial structure and the matters relating to the conduct of the audit required to be discussed by Statement on Auditing Standards 61. The Audit Committee has also reviewed and discussed with the Company's management the Company's audited consolidated financial statements relating to Fiscal 2000.

     Based upon the review and discussions described above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements prepared by PwC be included in the Company's 2000 Annual Report on Form 10-K filed with the Securities Exchange Commission on December 19 , 2000.

                              AUDIT COMMITTEE
                              Stephen B. Ashley, Chairman
                              William A. Buckingham
                              Gordon E. Forth
                              Nathan Lewinger

<PAGE 16>

PERFORMANCE TABLE

The Performance Table shown below compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the total return on the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the Motor Vehicle New Parts Supply and Wholesale Industry peer group constructed by the Company. The comparison of total return assumes that a fixed investment of $100 was invested on September 30, 1995, in the Company's Common Stock and in the foregoing index and peer group and further assumes the reinvestment of dividends. The stock price performance shown on the table is not necessarily indicative of future price performance.

            Comparison of Cumulative Total Return(1)
                    TOTAL SHAREHOLDERS RETURN

            Return   Return    Return   Return   Return  Return
             9/95     9/96      9/97     9/98     9/99    9/00

Hahn
Automotive
Warehouse,
Inc.        100.00   126.29    100.43    85.27    19.31   12.56

Peer Group  100.00   111.38    117.10   118.46   107.90   81.06

NASDAQ      100.00    118.68   162.92   165.50   270.38   358.96

(1) The component issuers of the Motor Vehicle New Parts Supply and Wholesale Industry Group shown above include: Coast Distributor Systems, Inc., Genuine Auto Parts Company, Hahn Automotive Warehouse, Inc. and Oakhurst Co., Inc. (f/k/a Oakhurst Capital Inc.). The returns of the component issuers have been weighted according to their respective market capitalizations as of the beginning of each period for which a return is indicated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the number of shares of Common Stock beneficially owned at December 31, 2000 by (i) each director, (ii) each Named Executive Officer, (iii) by all directors and Named Executive Officers of the Company as a group and (iv) each person or other entity known by the Company to beneficially own more than 5% of the outstanding common stock.


Director, Nominee   Amount and Nature of
or Group            Beneficial Ownership(1)   Percent of Class
(6)

Eli N. Futerman,         2,917,317(2)              60.9
President, Chief
Executive Officer
and Director

Daniel J. Chessin,        146,794(3)                3.1
Executive Vice
President, Secretary
and Director

Stephen B. Ashley,           9,348(4)                 *
Director

<PAGE 17>

William A. Buckingham,       5,000(4)                 *
Director

Gordon E. Forth,                 0                    *
Director

Nathan Lewinger,                 0                    *
Director

E. Philip Saunders,          7,747(4)                 *
Director

Albert J. Van Erp,          43,517(4)                 *
Vice President -
Controller

Timothy Vergo,              51,117(4)               1.1
Vice President -
Wholesale Operations


All Directors and Named
Executive Officers of
the Company as a Group
(9 persons)              3,197,833(5)              64.4

*Indicates the number of shares constitutes less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, the persons included in the table have sole voting and sole investment power with respect to the shares owned by him. Shares of common stock subject to options that are either currently exercisable or exercisable with the Company within 60 days of December 31, 2000 are deemed to be outstanding and to be beneficially owned by the option holder for purposes of computing the percentage of ownership of the option holder. These shares, however, are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 16,482 shares owned by Mr. Futerman's immediate family and 46,683 shares which may be purchased by Mr. Futerman pursuant to stock options that are currently exercisable or become exercisable within 60 days from December 31, 2000. Also includes 2,362,060 shares over which Mr. Futerman has voting and investment control as the executor of Michael Futerman's Estate and trustee of the Michael Futerman Living Trust and voting and investment control over 179,960 shares in the name of Sara Futerman. Under Michael Futerman's will and Living Trust, his shares have been distributed to a marital trust under the Living Trust, for the benefit of Michael Futerman's wife, Sara Futerman. Eli N. Futerman will continue to have voting and investment control over these shares as trustee of the marital trust. Mr. Futerman disclaims beneficial ownership of shares not held of record by him, individually, as executor or as trustee.

<PAGE 18>

(3) Includes 77,899 shares owned of record by members of Mr. Chessin's immediate family and 61,152 shares which may be purchased by Mr. Chessin pursuant to stock options that are currently exercisable or become exercisable within 60 days of December 31, 2000. Mr. Chessin disclaims beneficial ownership over all shares owned by his immediate family members.

(4) Includes shares issuable upon exercise of stock options presently exercisable or which become exercisable within 60 days from December 31, 2000 as follows: Stephen B. Ashley, 7,747 shares; William A. Buckingham, 3,000 shares; E. Philip Saunders, 7,747 shares; Timothy Vergo, 51,117 shares; and Albert J. Van Erp, 43,517 shares.

(5) Includes 223,463 shares issuable upon exercise of stock options presently exercisable or which become exercisable within 60 days of December 31, 2000.

(6) The percentages in this column have been calculated on the basis of the 4,745,014 shares outstanding on December 29, 2000, plus the number of shares of Common Stock deemed outstanding pursuant to Securities and Exchange Commission Rule 13d-3(d)(1).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As of September 30, 2000, the Company leased from Michael Futerman's estate, Eli N. Futerman, Daniel J. Chessin and Ira D. Jevotovsky, a former director, and their wives or partnerships, corporations or trusts in which such persons have interest, 14 of its 21 distribution center sites and 33 of its 77 Advantage Auto Stores sites. (Michael Futerman, deceased, was the Company's Chairman of the Board of Directors and a greater than 5%
beneficial owner of Common Stock; Eli N. Futerman is the Company's President and Chief Executive Officer, a director and a greater than 5% beneficial owner of Common Stock; Daniel J. Chessin is the Company's Executive Vice President, Secretary and a Director.) The approximate total gross distribution center space under such leases was 355,360 square feet. The approximate aggregate store space under such leases was 181,008 square feet. All such leases provide for security deposits equal to one month's rent, annual base rental increases equal to the annual increase in a specified Consumer Price Index ("CPI") applied to the preceding year's base rent, and for the Company to pay insurance, real property taxes, utilities and to perform all maintenance and repairs. In Fiscal 2000, the Company paid approximately $1,835,000 as base rental for all distribution centers and store properties under such related party leases. As of September 30, 2000, the total base rentals payable under all such distribution center and store leases through the end of their respective terms was approximately $7.1 million, subject to CPI-based increases described above. Some of the aforementioned leases have been capitalized. These rental figures are total rents for all such leases, including amounts representing interest under those leases which have been capitalized.

<PAGE 19>

      The Company leases two direct distribution locations from the Company's former Vice President of Direct Distribution, David
M. Appelbaum and a third location from a partnership comprised of David M. Appelbaum and an additional unaffiliated party. The total gross space under such leases is approximately 54,400 square feet. The leases require the Company to pay insurance, real property taxes, utilities and to perform all maintenance and repairs. As of September 30, 2000, the total base rentals payable under these leases through the end of their respective terms was approximately $1.3 million or approximately $335,000 annually.

      The Company is liable under guarantees in favor of the holder of first priority mortgages covering the property leased from Mr. Appelbaum pursuant to which approximately $1.5 million in the aggregate was outstanding as of September 30, 2000. Mr. Appelbaum agreed to indemnify, defend and hold harmless the Company from any losses which arise from or are related to such guarantees.

      By an Agreement dated August 14, 1995, the Company entered into a split-dollar arrangement with a Trust established by Eli
N. Futerman of which Manufacturers and Traders Trust Company is the Trustee. Pursuant to the Agreement, the Company pays a portion of the annual premium on an insurance policy held in the Trust. The policy is a single life policy payable upon the death of Mr. Futerman. The face value of the policy is $1 million. Pursuant to the terms of the Trust, Mr. Futerman's wife will receive the proceeds of the policy (less reimbursement to the Company for premiums) if she survives her husband. The amount of all premiums paid by the Company constitutes indebtedness from the Trust to the Company. Upon termination of the Agreement, the Company is entitled to receive from the Trust the amount equal to the premiums it has paid. The Company paid $14,008 of premiums during the 2000 fiscal year in connection with this arrangement. Mr. Futerman acquired this policy during Fiscal 1994.

     By an Agreement dated January 18, 1996, and later amended on June 1, 2000, the Company entered into a split-dollar arrangement with a Trust established by Daniel J. Chessin of which Fleet Trust Company is the Trustee. Pursuant to the Agreement, the Company pays a portion of the annual premium on an insurance policy held in the Trust. The policy is a single life policy payable upon the death of Mr. Chessin. The face value of the policy is $3 million. Pursuant to the terms of the Trust, Mr. Chessin's wife will receive the proceeds of the policy (less reimbursement to the Company for premiums) if she survives her husband. The amount of all premiums paid by the Company constitutes indebtedness from the Trust to the Company. Upon termination of the Agreement, the Company is entitled to receive from the Trust the amount equal to the premiums it has paid. The Company paid $11,851 of premiums during the 2000 fiscal year in connection with this agreement. Mr. Chessin acquired this policy during Fiscal 1994.

<PAGE 20>

     In February, 1996, Michael Futerman, since deceased, and Eli
N. Futerman advanced $2.5 million to the Company. The Company repaid $350,000 of this debt and exchanged five-year subordinated demand notes representing the $2,150,000 principal balance of this debt. The Futermans' subordinated notes bear interest at the rate of 12% per annum. Interest is payable monthly. The notes are redeemable at the option of the Company, in whole or part, at any time, subject to a subordination agreement with the Company's lender, Fleet Capital Corporation. During Fiscal 2000, the Estate of Michael Futerman, (the former Chairman of the Board and majority stockholder of the Company), and Eli N. Futerman, (President and Chief Executive Officer of the Company), deferred principal payments due them from the Company under the subordinated notes until 2003. As a result, in Fiscal 2000, the Company made interest payments only on the subordinated notes. In the event that the Company's net income is $4,141,000 or greater in any fiscal year, then the Company must make a principal prepayment on the notes equal to 19.186% of its net income in excess of such amount, provided the Company is not in default under the credit facility with Fleet Capital Corporation. The notes are unsecured and subordinate to all of the Company's indebtedness to Fleet Capital Corporation.

      On or about December 3, 1998, FCA Associates, a partnership consisting of, at that time, Eli N. Futerman, Daniel J. Chessin and David M. Appelbaum, entered into a purchase and sale agreement with a third party for the purchase of three (3) properties located in Rochester, New York and the Towns of Gates, New York and Farmington, New York. The Company is a tenant with direct distribution facilities at the latter two locations. The closing of the transaction took place on January 15, 1999 and the Company leases were assigned from the third party to FCA Associates. The total gross space of the latter two leases is approximately 9,500 square feet. The leases require the Company to pay for liability insurance, real property taxes, utilities and to perform all interior maintenance and repairs. The Company closed its Merchants Road direct distribution facility in Rochester, New York on or about October 1, 1999 and ended its occupancy and terminated the lease on or about December 31, 1999. As of September 30, 2000, the total base rentals payable under the leases for Gates, New York and Farmington, New York, until the end of their terms on October 31, 2001, will be approximately $104,000, or $96,000 annually.

<PAGE 21>

      Gordon E. Forth, a director of the Company, is a partner in Woods Oviatt Gilman LLP, which serves as the Company's principal outside counsel.

              PROPOSAL TO AMEND THE CERTIFICATE OF
            INCORPORATION TO EFFECT THE REVERSE STOCK
                              SPLIT
                          (Proposal 2)

Reason For Submission To Shareholders

     The Board of Directors believes that the Reverse Stock Split is desirable for several reasons. The Board of Directors expects a Reverse Stock Split to help the Company satisfy the maintenance requirements established by the Nasdaq SmallCap Market ("Nasdaq") necessary for continued listing, which among other things, requires that the Company's Common Stock maintain a bid price of at least $1.00 per share. Over the past several months, the bid price of the Company's shares of Common Stock has fallen below $1.00. The Company received a letter from Nasdaq stating that the Company must demonstrate compliance with the Nasdaq minimum $1.00 bid price before February 5, 2001. If as of February 5, 2001, the Common Stock has not regained compliance with the minimum bid price, then the Company plans to seek a hearing in an effort to maintain the Company's continued listing. At the meeting, the Company plans to present various alternatives and proposals in order to comply with the Nasdaq maintenance regulations, including seeking shareholder approval to complete the Reverse Stock Split.

     Management believes that if the Reverse Stock Split is approved by the shareholders, then the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share and, therefore continue to be listed and traded on Nasdaq. There can be no assurance that after the Reverse Stock Split, a higher price will result or that any increased share price can be maintained at a level above a $1.00 bid price, or that the Company will continue to be in compliance with all other requirements for listing on the Nasdaq.

     If the Company's stock price does not regain compliance by February 5, 2001 and the Reverse Stock Split is not approved by the shareholders, then it is highly likely that the Company's shares of Common Stock will cease to be listed and traded on Nasdaq. In such event, the shares of Common Stock will likely be quoted on the OTC Electronic Bulletin Board. If after the date of this Proxy Statement the Company's share price reaches a level that would cause the Company to regain compliance with its NASDAQ Stock Market listing requirements, it is unlikely that a Reverse Stock Split will be effectuated.

<PAGE 22>

     The Reverse Stock Split proposal is being submitted to shareholders to satisfy the requirements of the New York Business Corporation Law in the event the Board of Directors of the
Company decides to effectuate a Reverse Stock Split. The decision as to whether to effectuate a Reverse Stock Split will be entirely that of the Board of Directors of the Company. A copy of the Certificate of Amendment to the Restated Certificate of Incorporation is attached hereto as Appendix B.

Effects Of A Reverse Stock Split

     The Company currently is authorized to issue 20,000,000 shares of Common Stock, of which 4,745,014 shares of Common Stock are issued and outstanding. Upon the effectiveness of a Reverse Stock Split, the number of shares owned by each holder of Common Stock shall be reduced by the ratio of 3 to 1, so that each such shareholder will thereafter own one share of Common Stock for every three shares of Common Stock he or she owned immediately prior to the Reverse Stock Split.

     The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 4,745,014 shares to approximately 1,581,671 shares. A Reverse Stock Split will not alter the percentage ownership interest in the Company of any shareholder, except to the extent that the Reverse Stock Split results in a shareholder of the Company owning a fractional share (see "Reverse Stock
Split "Fractional  Shares").   Voting   and   other   rights
accompanying the Common Stock will not be altered.

     Pursuant to a Reverse Stock Split, the par value of the Company Stock will remain $0.01 per share. As a result, on the effective date of any Reverse Stock Split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced by a ratio equal to the Reverse Stock Split ratio, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

     A Reverse Stock Split could result in shareholders holding odd-lots (lots less than 100 shares), the sale of which could result in higher transaction costs.

<PAGE 23>

     There also are outstanding options for employees to purchase 337,040 shares of common stock with a price range of $3.50 to $13.75 per share and outstanding options for non-employee directors to purchase 18,494 shares of common stock, with a price range of $6.25 to $12.75. These options were issued pursuant to the Company's Amended 1992 Stock Option Plan and 1993 Non-Employee Directors' Plan, which has expired. In addition, a proposal is being presented to shareholders at the Annual Meeting to approve a specific stock option grant to each of the Company's five non-employee directors to purchase up to 5,000 shares of Common Stock. See Approval of Option Grants to Outside Directors (Proposal No. 3). Upon the effectiveness of the Reverse Stock Split, the 1992 Plan and the 1993 Plan provide for a proportional downward adjustment to the number of shares subject to outstanding options and a corresponding upward adjustment in the per-share exercise prices to reflect the Reverse Stock Split. Proposal No. 3 also provides that the director options and the related exercise price will be proportionately adjusted to account for the Reverse Stock Split. In addition, under the 1992 Plan, the number of shares reserved for issuance under future awards will be proportionally decreased.

Fractional Shares

     No fractional shares of Common Stock or scrip representing fractional shares of Common Stock will be issued in connection with a Reverse Stock Split. In lieu of issuing fractional shares, each fractional share will be rounded up to the next highest whole share of Common Stock.

Exchange Of Shares

     A Reverse Stock Split will be effective at the close of business on the date of filing of the appropriate certificate of amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of New York, unless the Company specifies otherwise. The record date for the Reverse Stock Split will be the effective date of the amendment to the Company's Restated Certificate of Incorporation (the "Record Date"). On or about the Record Date, notice of the Reverse Stock Split (the "Split Notice") will be mailed to each shareholder of record at the most recent address of such shareholder appearing on  the Company's records.  The Split Notice shall be accompanied
by   a   Letter  of  Transmittal  and  shall  request  that  each
shareholder surrender his or her existing stock certificate(s) (the "Old Certificate") evidencing ownership of the pre-Reverse Stock Split Common Stock (the "Old Shares"), together with the Letter of Transmittal, to American Stock Transfer & Trust Company to be exchanged for a new stock certificate(s) evidencing ownership of the number of shares of Common Stock resulting from the Reverse Stock Split (the "New Shares"). From and after the Record Date, all Old Certificates will be deemed to represent only that number of New Shares resulting from the Reverse Stock Split.

<PAGE 24>

Federal Income Tax Consequences

     The Company believes that the federal income tax consequences of a Reverse Stock Split will be as follows: the exchange of Old Shares for New Shares will not result in recognition of gain or loss. The holding period of the New Shares will include the shareholders' holding period for the Old Shares exchanged therefor, provided that the Old Shares were held as a capital asset. The shares of Common Stock to be issued to each shareholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the Old Shares.

     The foregoing summary is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. ACCORDINGLY,
SHAREHOLDERS  ARE  URGED TO CONSULT THEIR  TAX  ADVISORS  FOR  AN
ANALYSIS OF THE EFFECT OF THE TRANSACTION CONTEMPLATED BY THE PROPOSED AMENDMENT ON THEIR RESPECTIVE TAX SITUATIONS.

No Right Of Appraisal

     Under the New York Business Corporation Law, dissenting shareholders are not entitled to appraisal rights with respect to the Company's proposed amendment to the Company's Restated Certificate of Incorporation to effect a Reverse Stock Split, and the Company will not provide shareholders with any such right.

Voting Requirements

     The affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the Annual Meeting is required to approve Proposal No. 2.

THE  BOARD  OF  DIRECTORS RECOMMENDS A VOTE  "FOR"  THE  PROPOSED
AMENDMENT  TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT THE REVERSE STOCK SPLIT.

                    APPROVAL OF OPTION GRANTS
                               TO
                        OUTSIDE DIRECTORS
                        (PROPOSAL NO. 3)

Options Granted

     On March 15, 2000, the Board of Directors approved specific stock option grants to the Company's non-employee directors subject to shareholder approval. The New York Business Corporation Law and the Nasdaq SmallCap market rules require that such grants of stock options be submitted to the Company's shareholders for approval.

<PAGE 25>

     The Company's 1993 Non-Employee Directors Stock Option Plan expired on December 1, 1998. The Board has elected not to adopt a new plan, but rather to make specific grants to directors. To this end, in March, 2000, the Company granted, subject to shareholder approval, to each of Stephen B. Ashley, William A. Buckingham, Gordon E. Forth, Nathan Lewinger and E. Philip Saunders, all of whom are members of the Board of Directors who are not employees of the Company, 10 year options each to purchase 5,000 shares of Common Stock. The exercise price for these stock options was $ 1.281 per share, which was the closing price of the Common Stock on the date of grant. The Board of Directors considers the grant of these stock options to be an economical, non cash method for compensating the Company's outside directors.

Vote Required

     The affirmative vote of a majority of the votes cast is required to approve Proposal 3.

THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL  OF  THE
PROPOSAL TO APPROVE THESE STOCK OPTION GRANTS.


SELECTION OF INDEPENDENT AUDITORS

      The  Board  of  Directors has not, as of the  date  hereof,
selected   independent  auditors  for  the  fiscal  year   ending
September 30, 2001. PricewaterhouseCoopers LLP audited the Company's financial statements for the 2000 Fiscal Year and has performed such services since 1988. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER BUSINESS

      As of the date of this Proxy Statement, the Company's management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those described above. If any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote the proxy on such matters in accordance with their best judgment.

      The cost of solicitation of proxies in connection with the Annual Meeting will be paid by the Company. In addition to solicitation by use of mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit Proxies personally or by telephone, telegraph, e-mail or cable. The Company will reimburse any banks, brokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation material to the beneficial owners of the Common Stock held by them.


<PAGE 26>

PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

      Shareholder proposals for inclusion in the proxy statement and form of proxy for the next Annual Meeting of Shareholders must be received by the Company at its executive offices on or before September 30, 2001.




                         Daniel J. Chessin,
                         Executive Vice President
                         and Secretary


Rochester, New York
January 29, 2001

                           APPENDIX A

                 Hahn Automotive Warehouse, Inc.
                     Audit Committee Charter

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

State of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

<PAGE 27>

In carrying out these responsibilities, the audit committee will:

     Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     Review   accounting  and  financial  human   resources   and
     succession planning within the company.

     Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

<PAGE 28>

                    CERTIFICATE OF AMENDMENT
                             TO THE
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                 HAHN AUTOMOTIVE WAREHOUSE, INC.

                    UNDER SECTION 805 OF THE
                    BUSINESS CORPORATION LAW


     The   undersigned,  being  the  President   and   Secretary,
respectively,   of   HAHN   AUTOMOTIVE   WAREHOUSE,   INC.   (the
"Corporation"), pursuant to Section 805 of the New York  Business
Corporation Law, do hereby certify as follows:

     FIRST:   The  name  of  the Corporation is  Hahn  Automotive
Warehouse,  Inc. and the name under which it was formed  is  Hahn
Tire & Accessory Co., Inc.

     SECOND:   The Restated Certificate of Incorporation  of  the
Corporation was originally filed by the Department of State on December 19, 1958.

     THIRD:   The  Restated Certificate of Incorporation  of  the
Corporation, as now in full force and effect, is hereby amended as authorized by Section 801 of the New York Business Corporation Law to (a) change the 4,745,014 shares of common stock, par value $.01 per hare, presently issued and outstanding into 1,581,671 shares of common stock, par value $.01 per share, on the basis of one share of common stock, par value $.01 per share, for each three shares of common stock, par value $.01 per share, presently issued and outstanding, and (b) reduce the stated capital by virtue of such change. The presently authorized but unissued 15,254,986 shares of Common Stock, par value $.01 per share, shall not be changed but shall remain as authorized but unissued shares of Common Stock, par value $.01 per share, of the Corporation.

     FOURTH:   The stated capital of the Corporation  is  reduced
from $47,450.14 to $15,816.71 by a change of issued shares under subparagraph (b)(11) of Section 801 of the New York Business
Corporation Law.

     FIFTH:   The  shares  of common stock, par  value  $.01  per
share, which are no longer issued and outstanding by virtue of the change effected hereby are hereby cancelled and restored to the status of authorized but unissued shares.

<PAGE 29>

     SIXTH: This Certificate of Amendment to the Restated Certificate of Incorporation was authorized by vote of a majority of the Board of Directors of the Corporation followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

     IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of Hahn Automotive Warehouse, Inc., on the ___ day of ________, 2001, and do affirm, under the penalties of perjury, that the statements contained herein have been examined and are true, correct and complete.

                         HAHN AUTOMOTIVE WAREHOUSE, INC.



                         By:
                              Eli N. Futerman
                              President and Chief Executive
                              Officer



                         By:
                              Daniel Chessin
                              Executive Vice President and
                              Secretary